Amendment to Executive Change of Control Agreement

WHEREAS, Christopher Carroll (the “Executive”) and The Interpublic Group of Companies, Inc. (“Interpublic,” Interpublic and its subsidiaries being referred to herein as the “Company”) are parties to an Executive Change of Control Agreement dated as of May 27, 2010, as amended (the “Agreement”);

WHEREAS, Section 5.1 of the Agreement states that the Agreement will expire as of September 1, 2019;

WHEREAS, the Executive and the Company wish to extend the Agreement for another three years and to make certain updates and clarifications; and

NOW, THEREFORE, the Agreement is hereby amended, effective immediately, as follows:

1.
Incorporation by Reference. All provisions of the Agreement are hereby incorporated herein by reference and shall remain in full force and effect except to the extent that such provisions are expressly modified by the provisions of this Amendment. Words and phrases used in this Amendment shall have the meaning set forth in the Agreement unless the context clearly indicates that a different meaning is intended.

2.	Severance Payment. Section 2.1(b) of the Agreement is amended and restated to read in its entirety as follows:

(b) The greater of (i) the Executive’s actual annual incentive award under the Interpublic Senior Executive Incentive Plan or any successor thereto (“SEIP Award”) for the calendar year in which the Qualifying Termination occurs or (ii) the Executive’s target SEIP Award for the calendar year in which the Change of Control occurs, as such target SEIP Award is in effect immediately prior to such Change of Control, subject to the adjustment, if any, required by the SEIP if Executive has already received a full SEIP Award for the calendar year of the Qualifying Termination.

3.	Extension. Section 5.1(a)(i) of the Agreement is amended by replacing “September 1, 2019” with “September 30, 2022”.

IN WITNESS WHEREOF, Interpublic, by its duly authorized officer, and Executive have caused this Amendment to the Agreement to be executed.

The Interpublic Group of Companies, Inc.	Executive

By: /s/ Andrew Bonzani	By: /s/ Christopher Carroll
Andrew Bonzani	Christopher Carroll
EVP, General Counsel & Secretary
Date: July 24, 2019	Date: July 24, 2019